Exhibit 99.1

Microbot Medical® Wins Surgical Robotics Industry Award for the LIBERTY® Endovascular Robotic System

Innovative Start-Up award recognizes LIBERTY as a highly innovative, ground-breaking product with potentially wide range and/or substantial benefit

HINGHAM, Mass., June 25, 2026 — Microbot Medical Inc. (Nasdaq: MBOT), developer and distributor of the innovative LIBERTY® Endovascular Robotic System, announced that it has won the Innovative Start-Up Award from Surgical Robotics Technology (SRT), which recognizes companies with outstanding technological and commercial progress through highly innovative, groundbreaking technologies with the potential for broad healthcare impact.1 SRT, a leading platform for surgical robotics news, together with QNX, recognizes outstanding organizations, individuals, and technologies across the surgical robotics sector.

LIBERTY is the only FDA-cleared, single-use, remotely operated robotic system for peripheral endovascular procedures, and it is designed for precise vascular navigation while aiming to enhance efficiency and reduce radiation exposure and physical strain. The Company has experienced continued adoption and increased utilization of the system since the Full Market Release in early April, with the LIBERTY System now being used at leading academic centers across NY, PA, FL, GA, MA, MI, and NC. The award further validates LIBERTY’s growing role in advancing robotic-assisted endovascular care and expanding access to innovative procedural technologies.

“Microbot Medical exemplifies the kind of pioneering spirit that the Innovative Start-up Award was created to recognize,” commented Josef de Pfeiffer, CEO & Founder of Surgical Robotics Technology. “Through its commitment to advancing the field through innovation, technological excellence, and a clear vision for the future of healthcare, the company has demonstrated the qualities that make it a worthy recipient of this award. On behalf of Surgical Robotics Technology, I am delighted to congratulate the Microbot Medical team on this well-deserved achievement.”

“On behalf of our entire Company, I am honored that Microbot Medical has won the Innovative Start-up Award for the 2026 Surgical Robotics Industry Awards,” commented Harel Gadot, CEO, President and Chairman. “This award recognizes organizations developing novel technologies that have the potential to transform healthcare through innovation, and we believe the LIBERTY System exemplifies that mission. As the only FDA-cleared, single-use, remotely operated robotic system for peripheral endovascular procedures, LIBERTY is helping redefine what is possible in endovascular intervention while also establishing a new category of surgical robotics.”

From day one, we set out to challenge conventional thinking, build a practical and accessible technology, and bring meaningful innovation to the front lines of healthcare. I am deeply grateful to our employees, clinical partners, shareholders, and supporters whose commitment and belief in our journey have made this achievement possible. As we look ahead, we remain focused on expanding adoption of the LIBERTY System, executing our commercial strategy, advancing innovation, and delivering solutions that help shape the future of endovascular care,” concluded Mr. Gadot.

About Microbot Medical

Microbot Medical Inc. (NASDAQ: MBOT) is a commercial stage medical device company focused on transforming endovascular procedures through advanced robotic technology. Microbot’s LIBERTY® Endovascular Robotic System is the first single-use, remotely operated robotic solution designed for precision, efficiency and safety. Backed by a strong intellectual property portfolio and a commitment to innovation, Microbot is driving the future of endovascular care.

Learn more at www.microbotmedical.com and connect on LinkedIn and X.

Safe Harbor

Statements to future financial and/or operating results, future adoption of products, future growth in research, technology, clinical development, commercialization and potential opportunities for Microbot Medical Inc. and its subsidiaries, along with other statements about the future expectations, beliefs, goals, plans, or prospects expressed by management, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the Federal securities laws. Any statements that are not historical fact (including, but not limited to statements that contain words such as “contemplates,” “continues,” “could,” “forecasts,” “intends,” “may,” “might,” “possible,” “potential,” “predicts,” “projects,” “should,” “would,” “will,” “believes,” “plans,” “anticipates,” “expects,” “estimates” and similar expressions) should also be considered to be forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements involve risks and uncertainties, including, without limitation, market conditions, risks inherent in the commercialization of the LIBERTY® Endovascular Robotic System, and in the development of future versions of or applications for the system, uncertainty in the results of regulatory pathways and regulatory approvals, uncertainty resulting from political, social and geopolitical conditions, disruptions resulting from new and ongoing hostilities between Israel and the Palestinians, Iran and other neighboring countries, and maintenance of intellectual property rights. Additional information on risks facing Microbot Medical® can be found under the heading “Risk Factors” in Microbot Medical’s periodic reports filed with the Securities and Exchange Commission (SEC), which are available on the SEC’s web site at www.sec.gov. Microbot Medical® disclaims any intent or obligation to update these forward-looking statements, except as required by law.

Contacts:

IR@microbotmedical.com

Media@microbotmedical.com

1.	https://www.surgicalroboticstechnology.com/surgical-robotics-industry-awards/categories/